Exhibit 11

                          EQUITABLE OF IOWA COMPANIES
                 Consolidated Net Income Per Share Computation


                                                      Three Months Ended
                                                        March 31, 1996
                                              _________________________________
                                                 1996                   1995
                                              ___________           ___________
                                                    (Dollars in thousands,
                                                    except per share data)
Primary:
  Net income                                     $30,205               $23,794
                                              ===========           ===========

  Average shares outstanding                  31,816,700            31,663,427
                                              ===========           ===========
  Net income per share                             $0.95                 $0.75
                                              ===========           ===========

Fully diluted:
  Net income                                     $30,205               $23,794
                                              ===========           ===========


  Average shares outstanding                  31,816,700            31,663,427

  Add:  Net effect of dilutive
        stock options - based on
        the treasury stock method
        using period-end market
        price, if higher than
        average market price                     415,913               573,176
                                              ___________           ___________
        Total                                 32,232,613            32,236,603
                                              ===========           ===========
  Net income per share                             $0.94                 $0.74
                                              ===========           ===========

NOTE: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.